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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 22, 1999 (except as to Note 8, which is as of December 28, 2000), with respect to the financial statements of Sionix Corporation included in its Annual Report on Form 10-K for the year ended September 30, 1999.


/s/ H J & ASSOCIATES
--------------------
H J & Associates

(Formerly Jones, Jensen & Company)
Salt Lake City, Utah
January 31, 2001